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                                                                   EXHIBIT 10.14

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                      FOR THE AT&T CALL CENTER BUILDINGS
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 22nd day of June, 2000, by and between OKC REAL ESTATE INVESTMENTS, INC.., a Delaware corporation ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) surface rights associated with that tract or parcel of land (the "Land") located in Oklahoma City, Oklahoma, containing approximately 11 acres located on Quail Springs Parkway in Oklahoma City, Oklahoma, and being more particularly described on Exhibit "A" hereto; and
                          -----------

          (b) all rights, privileges, and easements appurtenant to the Land and owned by Seller, if any, including all water rights, mineral rights, reversions, or other appurtenances to said Land to the extent owned by Seller, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain one and two story building containing approximately 128,500 square feet of leasable space, the parking areas containing approximately 775 parking spaces and other amenities to be constructed on the Land and owned by Seller, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures relating thereto owned by Seller (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property now owned by Seller and located on or to be located on or in, the Land and Improvements ("Personal Property"), provided that Seller has advised Purchaser that it does not believe any Personal Property exists; and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to those certain lease agreements (the "Leases") with AT&T Corp.("AT&T") and Jordan Associates ("Jordan"), dated January 3, 2000 and March 6, 1998, respectively, AT&T and Jordan being sometimes referred to herein individually as a "Tenant" or collectively as the "Tenants"; and
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          (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any trademarks, rights of copyright or third party warranties, or other contract rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits related to the Land, Personal Property and/or Improvements, and the following intangibles associated with the Land, Personal Property, and Improvements: the name of the Improvements and the logo therefor, if any; and

          (g) all of Seller's right, title and interest in and to the contracts, if any, described on Exhibit "B" hereto (the "Contracts"), to the extent the
                      -----------
same survive Closing or require performance after Closing.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to First American Title Insurance Company ("Escrow Agent" and "Title Company"), whose offices are at 133 N.W. 8th Street, Oklahoma City, Oklahoma 73102, ph: #(405)236-2861, Purchaser's check, payable to Escrow Agent, in the amount of $300,000.00 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time or from time to time as Purchaser shall direct Escrow Agent. In no event shall any such interest or other income be deemed a part of the Earnest Money.

     3.   Purchase Price. Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be FIFTEEN MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($15,300,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     4.   Special Condition to Closing. Within two (2) business days after
          -----------------------------
Purchaser's deposit of the Earnest Money, Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all of the due diligence materials described in Exhibit "C" hereto. Purchaser shall have thirty (30) days from the effective date of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, and the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder. In the event Purchaser does

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not terminate this Agreement during the Inspection Period, Purchaser will be deemed to have approved the title exceptions listed in Exhibit "A" attached hereto (the "Permitted Exceptions").

     5.   Purchaser's Inspection and Review Rights. Purchaser and its agents,
          ----------------------------------------
engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time, provided, however, that (i) such activities shall not, without Seller's prior written consent, damage the Property in any way or disrupt the Tenants in any way; (ii) such activities shall not interfere with Seller's construction activities; (iii) all such persons shall comply with reasonable safety requirements of Seller; and (iv) Seller shall have no liability or obligation to any of such persons for any injury or loss suffered while said persons are upon the Property. Purchaser hereby agrees to indemnify Seller and hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. The foregoing indemnity shall survive any termination of this Agreement.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding the
          ---------------------------------------------------------------------
Closing. In addition to the condition to Purchaser's obligations set forth in
-------
Paragraph 4 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

          (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

          (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) There shall have been no material adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements with full extended coverage without exceptions (other than the Permitted Exceptions) and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment with the endorsements in the form attached to the Title Commitment or otherwise described in Exhibit "C".

          (d) Purchaser shall have received Tenant Estoppel Certificates in substantially the form of Exhibit "D" (the "Tenant Estoppel Certificates"), duly executed by AT&T and Jordan at least five (5) days prior to the date of Closing.

          (e) Seller shall have caused the project Architect(s) to execute and deliver to Purchaser a certificate (the "Architect's Certificate") in the form attached hereto as Exhibit "E".

          (f) Seller shall have delivered to Purchaser either a Certificate of Occupancy (as contemplated by the Lease with AT&T) or a certificate from the City of Oklahoma City stating that

                                       3
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the Improvements constructed on the Property are in compliance with all applicable zoning laws, rules and regulations.

          (g) Seller shall have delivered to Purchaser an "as built" survey of the Land and the Improvements (the "As-built Survey") dated not more than thirty
(30) days prior to the Closing certified to Purchaser and to the Title Company showing the boundaries and the legal description of the Land, which survey shall be made in compliance with the "Minimum Standard Detail Requirements for Land Title Surveys" established by the ALTA/ACSM and currently in effect, including the items listed in Table A thereto, and shall contain and disclose the matters and information set forth in the preliminary survey delivered to Purchaser pursuant to Section 4 of this Agreement. The As-built Survey shall disclose no encroachments of improvements from or upon adjoining properties, shall show the availability of all utility services at the perimeter of the Land, and shall otherwise be in form and content sufficient to enable the Title Company to issue its standard form of survey modification endorsement modifying the general exception for matters of survey. The costs of each survey delivered by Seller pursuant hereto shall be borne entirely by Seller.

     7.   Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Leases. Attached hereto as Exhibit "F"  are true and accurate
              ------                     -----------
copies of the only leases in effect relating to the Property, together with all modifications and amendments to such leases (such leases, as modified and amended, being herein referred to as the "Leases"). Seller is the "landlord" under the Leases and owns unencumbered legal and beneficial title to the Leases and the rents and other income thereunder, subject only to the collateral assignment of the Leases and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property ("Mortgagee"), which mortgage or deed of trust shall be canceled and satisfied by Seller at the Closing.

          (b) Leases - Assignment. To the best of Seller's knowledge, no tenant
              -------------------
has assigned its interest or sublet any portion of the premises leased to the Tenant under the Leases.

          (c) Leases - Default.(i) Seller has not received any notice of
              ----------------
termination or default under the Leases,(ii) to the best of Seller's knowledge, there are no existing or uncured defaults by Seller or by the Tenants under the Leases, (iii) to the best of Seller's knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenants, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Leases where noncompliance could reasonably be expected to have a material adverse effect on the Leases, and (iv) no Tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Leases.

          (d) Leases - Rents and Special Consideration. No Tenant:(i) has
              ----------------------------------------
prepaid rent for more than the current month under its Lease, (ii) has received and is entitled to receive any rent concession in connection with its tenancy under its Lease other than as described in its Lease, (iii) except as described in the Leases, is entitled to any special work (not performed prior to the Closing Date),or consideration (not yet given) in connection with its tenancy under the Leases, and (iv) has

                                       4
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any purchase option, or other ownership interest in or to the Property, except for the Tenant's tenancy as evidenced by the express terms of the Leases.

          (e) Leases - Commissions. All commissions payable under, relating to,
              --------------------
or as a result of the Leases will be cashed-out and paid and satisfied in full by Seller at or prior to Closing.

          (f) No Other Agreements.  Other than the Leases, the Contracts and the
              -------------------
Permitted Exceptions, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (g) No Litigation. There are no actions, suits, or proceedings
              -------------
pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property that could reasonably be expected to have a material adverse effect on the Property or the Seller's ability to perform its obligations hereunder, nor does Seller know of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (h) Condemnation. Seller has no knowledge of any pending condemnation
              ------------
or other taking by eminent domain of the Property or any portion thereof and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (i) Access. To the best of Seller's knowledge, there are no pending or
              ------
threatened proceedings that could have the effect of impairing or restricting access between the Property and the adjacent public roads.

          (j) No Assessments. To the best of Seller's knowledge, no assessments
              --------------
have been made against the Property that are unpaid, whether or not they have become liens.

          (k) Violations. To the best of Seller's knowledge, there are no
              ----------
violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

          (l) Utilities. All utilities and utility equipment, facilities and
              ---------
services necessary for the operation of the Improvements as contemplated by the Plans and Specifications (as elsewhere defined herein) will be installed and connected pursuant to valid permits and will meet the requirements of Tenant pursuant to the Lease, including water, sanitary sewer, storm sewer and electricity.

          (m) Tax Returns. To the best of Seller's knowledge, all property tax
              -----------
returns required be filed by Seller relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority have been truthfully, correctly, and timely filed.

          (n) Bankruptcy. Seller is "solvent" as said term is defined by
              ----------
bankruptcy law and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (o) Pre-existing Right to Acquire. Other than Purchaser, no person or
              -----------------------------
entity has any right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement.

          (p) Effect of Certification. To the best of Seller's knowledge,
              -----------------------
neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Leases or the Permitted Exceptions.

          (q) Authorization. Seller is a duly organized and validly existing
              -------------
corporation under the laws of the State of Delaware, and is qualified to do business in the State of Oklahoma. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (r) Seller Not a Foreign Person. Seller is not a "foreign person"
              ---------------------------
which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (s) Plans and Specifications. To the best of Seller's knowledge,
              ------------------------
attached hereto as Exhibit "G" is a complete list (to date) of all plans and
                   -----------
specifications (the "Plans and Specifications") relating to the additional Improvements contemplated by the Lease with AT&T, including all change orders, shop drawings, bulletins and other documents varying or interpreting the architectural or other drawings. The Improvements, when completed in accordance with the Plans and Specifications, and when fully equipped with all of the building equipment will be ready for use and fulfill the Seller's obligations under the Lease with AT&T. Seller shall cause all amendments to the Plans and Specifications to be prepared in compliance in all material respects with (i) the requirements and standards set forth in the Lease with AT&T, (ii) all applicable governmental requirements, and (iii) all private covenants, conditions and restrictions of record that encumber all or any part of the Land. Seller shall not amend the Plans and Specifications in any manner which would have a material adverse effect on the value of the Property, or which would violate its obligations under the Lease with AT&T, without the prior written consent of Purchaser, except as otherwise expressly permitted herein. Purchaser's approval of the Plans and Specifications shall not constitute, and shall not be deemed to constitute, an acknowledgment by Purchaser that the Plans and Specifications comply with the requirements of the immediately preceding sentence, nor shall Purchaser's approval of the Plans and Specifications in any way constitute a waiver of (or diminish Seller's obligation to satisfy fully) the requirements of the immediately preceding sentence.

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          (t) Approvals. The requirements of all covenants, conditions and
              ---------
restrictions of record relating to the development or construction of the additional Improvements contemplated by the Lease with AT&T, including all covenants requiring consent from any third party, have been, or on the Closing Date will be, fully satisfied and complied with in all material respects.

          (u) Contracts. Attached hereto as Exhibit "B" is a complete list and
              ---------                     -----------
description of all existing contracts and agreements to which Seller is a party relating to or affecting the Land or the development or construction of the additional Improvements contemplated by the Lease with AT&T, including the contracts or agreements with the Architect, General Contractor, any construction manager, other professionals or specialists, or utility companies. All such contracts or agreements listed on said Exhibit "B" are in full force and effect.
                                       -----------
To Seller's knowledge, neither party to any such contract is in default thereunder and no event has occurred which, with the mere passage of time or the delivery of notice or both, would constitute a default or breach thereunder.

          (v) Inducements. To the best of Seller's knowledge, (i) there are no
              -----------
donations of monies or land or payments (other than general real estate taxes) for schools, parks, fire departments or any other public facilities which are or will be required to be made by an owner of the Improvements, and (ii) there are no obligations burdening the Improvements created by any so-called "recapture agreement" involving refund for sewer or water extension or other improvement to any sewer or water systems, oversizing utility, lighting or like expense or charge for work or services done upon or relating to the Improvements which will bind the Purchaser or the Improvements from and after the closing.

          (w) Hazardous Substances.  To the best of Seller's knowledge, except
              --------------------
as may be disclosed in the Phase I Environmental Assessment(s) described on Exhibit "C" hereto or thew Leases, (i) no "hazardous substances",as that term
-----------
is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the
                                                           --  ---
Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et.
                                                                           --
seq., and the rules and regulations promulgated pursuant to these acts, any so-
---
called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse.

          At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Section 7 remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser in writing at any time and from time to time prior to Closing and within a reasonable period of time after their occurrence, which disclosures shall thereafter be updated by Seller to the date of

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Closing. Each and all of the express warranties, made and given by Seller to
Purchaser in this Section 7 shall survive the execution and delivery of the Warranty Deed by Seller to Purchaser for one year.

     8.   Seller's Additional Covenants. Seller does hereby further covenant and
          -----------------------------
agree as follows:

          (a) Operation of Property.  Seller hereby covenants that, from the
              ---------------------
date of this Agreement up to and including the date of Closing, Seller shall:
(i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Leases (excluding amendments necessary in the ordinary course of business) or enter into any new leases, (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, other than liens in favor of Mortgagee and utility easements or ingress/egress easements necessary for the Property's development, (iv) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired, subject to operational modifications required by the AT&T expansion, and (v) not enter into any service, management or maintenance contract which will survive Closing, without the consent of Purchaser.

          (b) Preservation of Leases. Seller shall, from and after the date of
              ----------------------
this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every material covenant and agreement of the landlord under the Leases, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenants under the Leases to perform all of their respective duties and obligations and otherwise comply with each and every one of their covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Leases.

          (c) Insurance. From and after the date of this Agreement to the date
              ---------
and time of Closing, Seller shall, at its expense, cause to be maintained in full force and effect the insurance coverage described in Exhibit "H".
                                                          -----------

          (d) CAD Disk. On or before the Closing Date, Seller shall deliver to
              --------
Purchaser as built drawings depicting the Improvements as constructed, such drawings to be delivered on a CAD disk.

          (e) Assignment of Contracts. With respect to the Contracts specified
              -----------------------
on Exhibit "B" which are being assigned to Purchaser, there shall have been delivered to Purchaser, at or prior to the Closing, written instruments from the contracting parties whereby they consent to the assignment of the contract and any related warranties and guaranties.

          (f) Covenant to Satisfy Conditions; Effect of Failure to Satisfy.
              ------------------------------------------------------------
Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Purchaser to be fully satisfied, performed and discharged, on and as of the Closing Date.

          (g) Completion of Construction. Seller agrees that it shall, with
              --------------------------
diligence and continuity, cause the additional Improvements contemplated by the Lease with AT&T to be completed in accordance with the Plans and Specifications and the Lease with AT&T as evidenced by the Architect's Certificate (the "Completion of Construction").

          (h) Action with Respect to the Property. Seller shall not in any
              -----------------------------------
manner sell, convey, assign, transfer or encumber the Improvements or the Leases or any part thereof or interest therein (except to secure, refinance or extend any existing construction loan which shall be paid off on or before Closing), or otherwise dispose of the Improvements or the Leases, or any part thereof or interest therein, or alter or amend the zoning classification of the Improvements, or otherwise perform any act or deed which shall materially diminish, encumber or adversely affect Seller's rights in and to the Improvements, or prevent Seller from performing fully its obligations hereunder, nor enter into any agreement to do so.

          (i) Books and Records. Seller shall maintain, or cause to be
              -----------------
maintained, complete books and records with respect to the Improvements. At all reasonable times, and upon prior notice, Purchaser shall have the right, from time to time upon request therefor, to inspect and make copies of the books and records of Seller relating to the construction of the Improvements and the operation of the Property, including those described on Exhibit "C" hereto, and Seller agrees to cause the same to be made available to Purchaser for such purpose during regular business hours at the Seller's principal offices or, at Seller's option after notice to Purchaser, at or in the vicinity of the Improvements.

          (j) Purchaser's Access. Seller shall grant to Purchaser and its
              ------------------
engineers, architects and other agents or representatives of Purchaser, access to the Improvements for the purpose of making a physical inspection thereof, and each of its component parts; provided, however, that (i) inspections shall not disrupt the Tenants in any way; (ii) inspections shall not interfere with Seller's construction activities; (iii) all such persons shall comply with reasonable safety requirements of Seller; and (iv) and Seller shall have no liability or obligation to any of such persons for any injury or loss suffered while said persons are upon the Improvements. Purchaser shall not damage the Property in any manner without Seller's prior written consent, and if such consent is given, Purchaser shall restore the Land to its condition existing immediately before Purchaser's entry upon the Land, and Purchaser shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Claims"), in any manner
                                                  ------
arising from any such inspections; provided, however, Purchaser's foregoing obligations shall not include any obligation or duty with respect to Claims (including Claims that the Land has declined in value) arising out of, resulting from or incurred in connection with (i) the discovery or presence of any Hazardous Substances on the Land not brought on the Land by Purchaser (or any of its representatives or agents) or the Release (other than by Purchaser or its representatives or agents) of any Hazardous Substances on the Land, or (ii) the results, findings, tests or analyses of Purchaser's environmental investigation of the Land. The foregoing indemnity shall survive any termination of this Agreement.

          (k)  Progress Reports.  Seller shall report to Purchaser in writing,
               ----------------
from time to time, but not less frequently than monthly, as to the progress of construction of the additional Improvements to be constructed pursuant to the Lease with AT&T (such reports to include, without limitation, an updated construction schedule and photographs of construction progress to date).Seller shall report to Purchaser in writing any construction defects or material deviations from the Plans and Specifications promptly upon Seller becoming aware of same, which notice shall describe the nature of such defect or deviation in reasonable detail.

          (l)  Default Notices.  Seller shall deliver or cause to be delivered
               ---------------
to Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default, or the occurrence of any event which could result in a default, under the Leases or any construction loan or mortgage or the construction contract(s), now or at any time hereafter in effect with respect to the Improvements, and shall report to Purchaser, from time to time, the status of any alleged default thereunder. Seller shall advise Purchaser in writing, promptly upon obtaining actual knowledge of the occurrence of any event or circumstance which constitutes a breach of any of the representations or warranties or covenants of Seller herein contained, which notice shall describe the nature of such event or circumstance in reasonable detail. Seller agrees that it will use commercially reasonable efforts at all times to correct any such event or circumstance within Seller's reasonable control and, to the extent the same is within the reasonable control of Seller, to cause all representations and warranties of Seller herein contained to be true and correct on and as of the Closing Date, and to cause Seller to be in compliance with its covenants and obligations hereunder. Seller shall advise Purchaser promptly in writing of the receipt by Seller, of notice of: (i) the institution or threatened institution of any judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Improvements; (ii) any notice of violation issued by any governmental or quasi-governmental authority with respect to the Improvements, (iii) any proposed special assessments, or (iv) any defects or inadequacies in the Improvements or any part thereof issued by any insurance company or fire rating bureau.

          (o)  Warranties.  With respect to any contractor warranties or
               ----------
guaranties relating to the Expansion Space (as that term is defined in the AT&T Lease) which are assigned, or required to be assigned, to Purchaser pursuant to
Section 1(f), or otherwise, and which, by their terms or otherwise expire, terminate or lapse at any time prior to the date which is one year following Completion of Construction (the "Warranty Date"), Seller hereby assumes and agrees to pay, perform and discharge all of the liabilities and obligations of the various contractors as above provided for the period from the date of expiration thereof to and including the Warranty Date, it being the intention of the parties hereto that such guarantees or warranties which have expired, terminated or lapsed prior to the Warranty Date shall be extended by the provisions of this Subsection and shall be the liability and obligation of Seller during such extended period.

          (p)  Punch List Work.  The parties acknowledge that certain portions
               ---------------
of the building and the building equipment constituting a part of the Improvements may not have been finally completed on the Closing Date. Accordingly, the Architect shall determine the amount (the "Punch List Amount") as may be necessary to (i) satisfactorily complete any items of construction, or to provide any items of building equipment, required by the Plans and Specifications which, while substantially complete, have not been finally completed or provided on the Closing Date, other than the Seasonal Punch List Work referred to below (the "Regular Punch List Work"); (ii) satisfactorily complete any landscaping required by the Plans and Specifications which cannot then be completed on account of weather or the season (the "Seasonal Punch List Work"); and (iii) correct any material defects ("Defects") in the design or construction of the Improvements or the materials incorporated therein (the Defects, together with the Regular Punch List Work and the Seasonal Punch List Work being collectively called the "Punch List Work"). If the Punch List Amount exceeds One Hundred Thousand Dollars ($100,000), the Closing may, at the option of Purchaser, be deferred until such time as a sufficient amount of work shall have been performed with respect to the Seasonal Punch List Work, the Defects or the Regular Punch List Work so that the Punch List Amount shall be reduced to an amount within the limit prescribed. As expeditiously and prudently as possible after the Closing Date, Seller shall complete, or cause to be completed, all of the Punch List Work. Seller's covenant to complete the Punch List Work shall survive the Closing, and any amounts owed by AT&T under its Lease for tenant improvements shall be payable to Seller notwithstanding the Closing.

          9.  Closing. Provided that all of the conditions set forth in Section
              -------
6 of this Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 11:00 a.m., local time, on the fifth (5th) business day following Completion of Construction, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing. The Closing shall take place through an escrow established with the Title Company (the "Escrow") by means of a so-called New York style closing, with the concurrent delivery of Seller's deed and other documents of title, the delivery of the Title Policy (or marked title commitment) described below, and the payment of the Purchase Price.

          10. Seller's Closing Documents. For and in consideration of, and as a
              --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

               (a)  Special Warranty Deed. A Special Warranty Deed conveying to
                    ---------------------
Purchaser insurable fee simple title to the Land and Improvements, subject to the Permitted Exceptions, together with any appurtenant rights described in
Section 1(b) of this Agreement. The legal description set forth in the Deed shall be as set forth on Exhibit "A". In the event the legal description in the
                         -----------
"As-built Survey" shall differ from the legal description set forth on Exhibit "A", Seller shall also execute and deliver a quitclaim deed conveying title by the legal description based upon such survey;

               (b)  Bill of Sale. A Bill of Sale conveying to Purchaser
                    ------------
marketable title to the Personal Property, if any, in the form and substance of Exhibit "I";
-----------

               (c)  Blanket Transfer. A Blanket Transfer and Assignment in the
                    ----------------
form and substance of Exhibit "J";
                      -----------

               (d)  Assignment and Assumption of Leases. An Assignment and
                    -----------------------------------
Assumption of Leases in the form and substance of Exhibit "K",assigning to
                                                  -----------
Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder and pursuant to which Purchaser shall assume all obligations under the Leases accruing after the date of said assignment;

               (e)  Seller's Affidavit. A customary seller's affidavit in the
                    ------------------
form required by the Title Company;

               (f)  FIRPTA Certificate. A FIRPTA Certificate in such form as
                    ------------------
Purchaser shall reasonably approve;

               (g)  Certificates of Occupancy. The original Certificates of
                    -------------------------
occupancy for all space within the Improvements;

               (h)  Marked Title Commitment. The Title Commitment, marked to
                    -----------------------
change the effective date thereof through the date and time of recording the Special Warranty Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

               (i)  Keys and Records.  The original tenant files and other
                    ----------------
books and records in Seller's possession relating to the operation of the Property;

               (j)  Tenant Notice. Notice from Seller to the Tenants of the
                    -------------
sale of the Property to Purchaser in such form as Purchaser shall reasonably approve;

               (k)  Settlement Statement. A settlement statement setting forth
                    --------------------
the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

               (l)  Other Documents. Such other documents as shall be reasonably
                    ---------------
required by Purchaser's counsel.

          11.  Purchaser's Closing Documents. Purchaser shall obtain or execute
               -----------------------------
and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

               (a)  Blanket Transfer. The Blanket Transfer and Assignment;
                    ----------------

               (b)  Assignment and Assumption of Lease. The Assignment and
                    ----------------------------------
Assumption of Lease;

               (c)  Settlement Statement. A settlement statement setting forth
                    --------------------
the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

               (d)  Other Documents. Such other documents as shall be reasonably
                    ---------------
required by Seller's counsel.

          12.  Closing Costs. Seller shall pay the cost of the Title Commitment
               -------------
(including endorsements), including the cost of the examination of title to the Property made in connection therewith, the premium (including endorsements) for the owner's policy of title insurance issued pursuant thereto, the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the cost of the As-built Survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

          13.  Prorations.  The following items shall be prorated and/or
               ----------
credited between Seller and Purchaser as of Midnight preceding the date of
Closing:

               (a)  Rents. Rents, additional rents, and other income of the
                    -----
Property (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant to Seller for any period following the month of Closing, or otherwise.

               (b)  Property Taxes. Except for such taxes which are the
                    --------------
responsibility of Tenant, City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This agreement shall expressly survive the Closing.

               (c)  Utility Charges. Except for utilities which are the
                    ---------------
responsibility of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

          The information to be furnished by Seller on which the computation of prorations is based shall be true, correct and complete in all respects.

          14.  Purchaser's Default. In the event of default by Purchaser under
               -------------------
the terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

        Seller's Initial       SF          Purchaser's Initials      DPW
                         -------------                          -------------

          15.  Seller's Default. In the event of default by Seller under the
               ----------------
terms of this Agreement which is not cured within thirty (30) days after Seller receives written notice thereof from Purchaser, at Purchaser's option: (i) if any such defects or objections consist of (A) mortgages, deeds of trust, deeds to secure debt, and (B) taxes, mechanic's or materialman's liens, or other such monetary encumbrances, and such defects are not bonded and/or otherwise resolved to the satisfaction of the Title Company, then in either such event, the Title Company shall withhold from Seller's proceeds at Closing such amounts as may be necessary to cure such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (ii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iii) Purchaser may elect to seek specific performance of this Agreement.

          16.  Condemnation. If, prior to the Closing, all or any part of the
               ------------
Property (which part allows the Tenant under the Leases to terminate the Leases or otherwise reduce the rent payable thereunder) is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 16, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

          17.  Damage or Destruction. If any of the Improvements shall be
               ---------------------
destroyed or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds One Hundred Thousand Dollars ($500,000.00) or if the Leases shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 17, or has no right to terminate this Agreement (because the damage or destruction does not exceed $500,000.00 and the Leases remain in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 8(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

          18.  Assignment.  Purchaser's rights and duties under this Agreement
               ----------
shall not be assignable except to an affiliate of Purchaser without the consent of Seller which consent shall not be unreasonably withheld.

          20.  Broker's Commission. Seller has by separate agreement agreed to
               -------------------
pay a brokerage commission to The Stan Johnson Co. and First Fidelity Mortgage Corporation, and TC Oklahoma City, Inc. (the "Brokers"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Brokers so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Brokers. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Brokers and
any broker or agent claiming under Brokers.   This Paragraph 21 shall survive
the Closing or any termination of this Agreement.

          21.  Notices. Wherever any notice or other communication is required
               -------
or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, by telecopy (if transmission is confirmed by the transmitting machine), or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

          PURCHASER:     c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt
                         Telecopy No. (404) 200-8199
          with a copy to:    O'Callaghan & Stumm LLP
                             127 Peachtree Street, N. E., Suite 1330
                             Atlanta, Georgia 30303
                             Attn: William L. O'Callaghan, Esq.
                             Telecopy No. (404) 522-3080

          SELLER:            c/o OKC Real Estate Investments, Inc.
                             1601 N.W. Expressway, Suite 1200
                             Oklahoma City, Oklahoma 74118
                             Attn: Shaun Frankfurt
                             Telecopy No. (405) 858-4036

          with a copy to:    Hartzog, Conger & Cason
                             1600 Bank of Oklahoma Plaza
                             201 Robert S. Kerr
                             Oklahoma City, OK 73102
                             Attn: Joseph P. Hogsett, Esq.
                             Telecopy No. (405) 235-7329

          Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by telecopy, hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

          22.  Possession.  Possession of the Property shall be granted by
               ----------
Seller to Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

          23.  Time Periods. If the time period by which any right, option, or
               ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

          24.  Indemnities.  From and after a Closing hereunder, Seller hereby
               -----------
agrees to indemnify, defend and hold Purchaser free and harmless of and from any and all claims of any kind or nature, arising out of the Seller's breach of its representations, warranties, or covenants contained herein, or any personal injury or property damage (other than damage to the Land, the building or the building equipment) occurring in, on or about the Improvements before the Closing Date, except to the extent any of the foregoing shall be expressly assumed by Purchaser pursuant to the provisions hereof. With respect to any liabilities or obligations which, after the Closing Date, are the liabilities or obligations of Purchaser under the provisions of this Agreement, or which have been expressly assumed in writing by Purchaser, or which arise solely as a result of the acts of Purchaser, Purchaser shall indemnify, defend, and hold Seller, free and harmless from any and all claims in connection therewith.

          25.  Survival of Provisions. Except as otherwise expressly provided
               ----------------------
herein, all covenants, warranties, and agreements set forth in this Agreement shall survive the Closing for a period of one year, and except for any claims which are contained in a notice given to the other party prior to or at that time, as of the first anniversary of Closing, the parties will be deemed to have released one another from any and all claims, demands or liabilities associated in any way with the Property or this Agreement.

          26.  Severability.  This Agreement is intended to be performed in
               ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

          27.  Authorization. Purchaser represents to Seller that this Agreement
               -------------
has been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          28.  General Provisions. No failure of either party to exercise any
               ------------------
power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Oklahoma. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa. All references in this Agreement to "the Seller's knowledge" or "the best of Seller's knowledge" shall refer to the actual knowledge of Shaun Frankfurt and Ron Dixon, and shall not include implied or imputed knowledge.

          29.  Effective Date. The "effective date" of this Agreement shall be
               --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

          30.  Duties as Escrow Agent.  In performing its duties hereunder,
               ----------------------
Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

          "SELLER":
          OKC REAL ESTATE INVESTMENTS, INC.

          By:  /s/ Shaun Frankfurt
               ------------------------------
               Shaun Frankfurt

          Its: President
               ------------------------------


          "PURCHASER":
          WELLS CAPITAL, INC.

          By:  /s/ Douglas P. Williams
               ------------------------------
               Douglas P. Williams

          Its: Senior Vice President
               ------------------------------


          "ESCROW AGENT":
          FIRST AMERICAN TITLE INSURANCE COMPANY

          By:  /s/ Betty J. Cummins
               ------------------------------
               Betty J. Cummins

          Its: Vice-President
               ------------------------------

                             Schedule of Exhibits
                             --------------------

          Exhibit "A"   -    Description of Land and Permitted Exceptions
          Exhibit "B"   -    Contracts
          Exhibit "C"   -    List of Due Diligence Materials
          Exhibit "D"   -    Form of Tenant Estoppel Certificate
          Exhibit "E"   -    Architect's Closing Certificate
          Exhibit "F"   -    Copy of Leases
          Exhibit "G"   -    List of Plans and Specifications
          Exhibit "H"   -    List of Insurance Policies
          Exhibit "I"   -    Bill of Sale Form
          Exhibit "J"   -    Blanket Transfer and Assignment Form
          Exhibit "K"   -    Assignment and Assumption of Leases Form